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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-_______) pertaining to the 1998 Supplemental Stock Incentive Plan of Ascend Communications, Inc. and to the incorporation by reference therein of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Ascend Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP
                                               ----------------------
                                               Ernst & Young LLP

Walnut Creek, California
March 26, 1999